Exhibit 31.3
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, Robert R. Franklin, Jr., certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Stellar Bancorp, Inc. for the fiscal year ended December 31, 2025; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 17, 2026

/s/ Robert R. Franklin, Jr.
Robert R. Franklin, Jr.
Chief Executive Officer